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EXHIBIT 4.4

                       SECOND AMENDMENT TO LOAN AGREEMENT

         Second Amendment (the "Amendment") to a certain Loan Agreement, dated December 4, 2001, as amended by Amendment dated June 26, 2003 (collectively, the "Loan Agreement"), among J&J SNACK FOODS CORP., a New Jersey corporation ("Parent"), J&J RESTAURANT GROUP, L.L.C., a New Jersey limited liability company, and COUNTRY HOME BAKERS, INC. (F/K/A CH BAKERS, INC.), a Connecticut corporation (collectively, the "New Subsidiaries"), the other subsidiaries of the Parent that have executed the signature pages hereto (collectively with the New Subsidiaries and Parent, the "Borrowers"), the Banks that have executed the signature pages hereto ("Banks"), and CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state-chartered bank, as Agent for the Banks ("Agent").

         WHEREAS, the Borrowers have requested the Banks and Agent amend certain terms and provisions of the Loan Agreement, and the Banks and Agent are willing to consent to such modifications upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and each intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Except as expressly defined herein, all terms used herein shall have the meanings ascribed to them in the Loan Agreement. This Amendment is intended to amend the Loan Agreement and the Loan Agreement shall be so amended from and as of the date hereof.

2. The Loan Agreement shall be amended so that all references to "Agreement" contained therein shall mean the Loan Agreement, as amended herein, and as further amended, supplemented or modified from time to time.

3. The definition of "Commitment Termination Date" found in Article 1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  Commitment Termination Date: December 1, 2006, subject to earlier termination as provided in this Agreement.

4. Sections 5.1 and 5.2 of the Loan Agreement are hereby amended and restated in their entirety as follows:

                  Section 5.1. Annual Financial Statements and Projections.

                  Annually, as soon as available, (i) but in any event within ninety (90) days after the last day of each of its fiscal years, a consolidated balance sheet of Parent and the Subsidiaries as at such last day of the fiscal year, and



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                  consolidated statements of income and retained earnings and statements of cash flow, for such fiscal year, each prepared in accordance with GAAP, in reasonable detail, and audited and certified without qualification by Grant Thornton, LLP, or another firm of independent certified public accountants satisfactory to the Agent, as fairly presenting the financial position and the results of operations of Parent and the Subsidiaries as at and for the year ending on its date and as having been prepared in accordance with GAAP, and (ii) on or before each November 15th, Projections for the then upcoming fiscal year.

                  Section 5.2. Quarterly Financial Statements.

                  As soon as available, but in any event within forty-five (45) days after the end of the Parent's first three fiscal quarterly periods, a consolidated balance sheet of Parent and the Subsidiaries as of the last day of such quarter and consolidated statements of income and retained earnings and statements of cash flow, for such quarter, and on a comparative basis figures for the corresponding period of the immediately preceding fiscal year, all in reasonable detail, each such statement to be certified in a certificate of the chief financial or accounting officer of Parent as accurately presenting the financial position and the results of operations of Parent and the Subsidiaries as at its date and for such quarter and as having been prepared in accordance with GAAP (subject to year-end audit adjustments).

5. Section 7.9 of the Loan Agreement is hereby amended by adding sub-section
(a)(vii) as follows:

                  (a)(vii) open market commercial paper (other than open market commercial paper which satisfies the requirements set forth in
                  Section 7.9(a)(iii) hereof) bearing a credit rating of not less than "A" by Standard & Poor's Corporation or by another nationally recognized credit agency maturing or being due or payable in full not more than 91 days after the date of the Borrower's or the Subsidiary's, as applicable, acquisition thereof, and provided further that the aggregate amount of


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                  Cash of Borrowers and Subsidiaries held in United States bank deposits or similar accounts following such purchase is not, at any time, less than 43% of the aggregate amount of all such commercial paper then owned by Borrowers and all Subsidiaries.

6. The Borrowers jointly and severally acknowledge that the outstanding principal amounts of the Notes are due and owing without any claim, defense or set-off.

7. The Borrowers have requested that Banks consent to the acquisition of the assets of Country Home Baker by Country Home Bakers, Inc. (the "Country Acquisition"), for a purchase price of approximately $12,000,000.00, notwithstanding that the Country Acquisition does not constitute a "Permitted Acquisition", as defined under the terms of the Loan Agreement. The Banks hereby consent to the Country Home Acquisition and waive their right to declare an Event of Default under the Loan Agreement as a result of the Country Acquisition not constituting a Permitted Acquisition. However, the waiver by the Banks under this Paragraph 5 is specific with respect to the Country Acquisition and should not be construed to be, or operate as, a waiver of any other right of the Banks under the Loan Agreement, nor shall it preclude any other or future exercise of the rights granted to the Banks under the Loan Agreement upon a failure to comply with any term, covenant or condition contained in the Loan Agreement.

8. The Borrowers have requested that Banks waive their right to require the Borrowers to deliver on or before November 15, 2003, the Projections for fiscal year 2004, and the Banks hereby consent to such waiver. However, the consent by the Banks under this Paragraph 8 is specific with respect to the Projections for fiscal year 2004 (which were to be delivered by November 15, 2003), and should not be construed to be, or operate as, a waiver of the Bank's rights to receive Projections for any other fiscal year, nor shall it preclude any other or future exercise of the rights granted to the Banks under the Loan Agreement upon a failure to comply with any term, covenant or condition contained in the Loan Agreement, including the failure to deliver Projections for any fiscal year, other than fiscal year 2004.

9. All representations, warranties and covenants of the Borrowers contained in the Loan Agreement are hereby jointly and severally ratified and confirmed by the Borrowers, without condition, as if made anew upon the execution of this Amendment and are hereby incorporated by reference. All representations, warranties and covenants of the Borrowers, whether hereunder, or contained in the Loan Agreement, shall remain in full force and effect until all amounts due under the Loan Agreement, as amended herein, the Notes, and each other Loan Document, are satisfied in full. The Borrowers jointly and severally represent



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and warrant that there has been no change or modification to the provisions of the Certificates of Incorporation or By-Laws of the Borrowers which were previously delivered to the Bank in connection with the Loan Agreement.

10. Except as modified by the terms hereof, all terms, provisions and conditions of the Loan Agreement, the Notes and each other Loan Document, are in full force and effect, and are hereby incorporated by reference as if set forth herein. This Amendment, the Loan Agreement and the Notes shall be deemed as complementing and not restricting the Bank's rights hereunder or thereunder. If there is any conflict or discrepancy to the provisions of this Amendment in any provision of the Loan Agreement or the Notes, the terms and provisions of this Amendment shall control and prevail.

11. As a condition precedent to the effectiveness of this Amendment, simultaneously with the execution and delivery of this Amendment, the Borrowers shall deliver to the Bank the following:

         (a) Amended and Restated Promissory Note in form acceptable to the Banks, executed by each of the Borrowers and payable to the order of Citizens Bank of Pennsylvania; and

         (b) Amended and Restated Promissory Note in form acceptable to the Bank, executed by each of the Borrowers, and payable to the order of Wachovia Bank, National Association.

         (c) Evidence, satisfactory to the Banks, of all corporate action taken by each Borrower to authorize the execution, delivery and performance of this Amendment, and the transactions contemplated thereby, certified by their respective secretaries; and

         (d) An incumbency certificate (with specimen signatures) with respect to each Borrower;

         (e) Evidence satisfactory to the Banks of the dissolution of J&J Snack Foods Sales Corp. of Texas;

         (f) Evidence satisfactory to the Banks of the merger of J&J Restaurant Group, Inc. into J&J Restaurant Group, L.L.C;

         (g) Evidence satisfactory to the Banks of the merger of J&J Snack Foods Sales Corp. of New Jersey into J&J Snack Foods Sales Corp.;

         (h) Joinder Agreement substantially in the form attached to the Loan Agreement, executed by the Borrowers and pursuant to which. the New Subsidiaries are added as Borrowers under the terms of the Loan Agreement; and

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         (i) Certificates of Good Standings for each of the New Borrowers from their respective states of incorporation, including evidence of the change of name of CH Bakers, Inc. to Country Home Bakers, Inc.

12. The Borrowers hereby jointly and severally represent, warrant and certify to the Banks that no Default or Event of Default has occurred and/or is presently existing under the Loan Documents.

13. This Amendment (a) shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania; (b) shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns;
(c) may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and (d) may only be amended or modified pursuant to a writing signed by the parties hereto.

14. The Borrowers hereby agree that they will pay, or cause to be paid or reimburse the Bank for, all of the Bank's costs and expenses in connection with this Amendment, including without limitation the fees of its legal counsel.

         IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to be executed and delivered by their respective officers thereunto duly authorized, as of the 29th day of March, 2004.

                                          J&J SNACK FOODS CORP.

                                          By: /s/ Dennis G. Moore
                                              ----------------------------------
                                          Print Name: Dennis G. Moore
                                                      --------------------------
                                          Title: Vice President
                                                 -------------------------------


                                          BAKERS BEST SNACK FOODS CORP.
                                          By: /s/ Dennis G. Moore
                                              ----------------------------------
                                          Print Name: Dennis G. Moore
                                                      --------------------------
                                          Title: Vice President
                                                 -------------------------------


                                          FEDERAL PBC COMPANY

                                          By: /s/ Dennis G. Moore
                                              ----------------------------------
                                          Print Name: Dennis G. Moore
                                                      --------------------------
                                          Title: Vice President
                                                 -------------------------------


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                                         THE ICEE COMPANY

                                         By: /s/ Dennis G. Moore
                                             -----------------------------------
                                         Print Name: Dennis G. Moore
                                                     ---------------------------
                                         Title: Vice President
                                                --------------------------------


                                         J&J RESTAURANT GROUP, L.L.C.

                                         By: /s/ Dennis G. Moore
                                             -----------------------------------
                                         Print Name: Dennis G. Moore
                                                     ---------------------------
                                         Title: Manager
                                                --------------------------------


                                         J&J SNACK FOODS SALES CORP.

                                         By: /s/ Dennis G. Moore
                                             -----------------------------------
                                         Print Name: Dennis G. Moore
                                                     ---------------------------
                                         Title: Vice President
                                                --------------------------------


                                         J&J SNACK FOODS CORP. OF PENNSYLVANIA

                                         By: /s/ Dennis G. Moore
                                             -----------------------------------
                                         Print Name: Dennis G.. Moore
                                                     ---------------------------
                                         Title: Vice President
                                                --------------------------------


                                         J&J SNACK FOODS TRANSPORT CORP.

                                         By: /s/ Dennis G. Moore
                                             -----------------------------------
                                         Print Name: Dennis G. Moore
                                                     ---------------------------
                                         Title: Vice President
                                                --------------------------------


                                         J&J SNACK FOODS CORP. OF CALIFORNIA

                                         By: /s/ Dennis G. Moore
                                             -----------------------------------
                                         Print Name: Dennis G. Moore
                                                     ---------------------------
                                         Title: Vice President
                                                --------------------------------

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                                         J&J SNACK FOODS INVESTMENT CORP.

                                         By: /s/ Dennis G. Moore
                                             -----------------------------------
                                         Print Name: Dennis G. Moore
                                                     ---------------------------
                                         Title: Vice President
                                                --------------------------------


                                         J&J SNACK FOODS CORP./MIDWEST

                                         By: /s/ Dennis G. Moore
                                             -----------------------------------
                                         Print Name: Dennis G. Moore
                                                     ---------------------------
                                         Title: Vice President
                                                --------------------------------


                                         J&J SNACK FOODS CORP./MIA

                                         By: /s/ Dennis G. Moore
                                             -----------------------------------
                                         Print Name: Dennis G. Moore
                                                     ---------------------------
                                         Title: Vice President
                                                --------------------------------


                                         COUNTRY HOME BAKERS, INC.

                                         By: /s/ Dennis G. Moore
                                             -----------------------------------
                                         Print Name: Dennis G. Moore
                                                     ---------------------------
                                         Title: Vice President
                                                --------------------------------


                                         PRETZELS, INC.

                                         By: /s/ Dennis G. Moore
                                             -----------------------------------
                                         Print Name: Dennis G. Moore
                                                     ---------------------------
                                         Title: Vice President
                                                --------------------------------


                                         WACHOVIA BANK, National Association,
                                         as a Bank

                                         By: /s/ Ellen Dodel
                                             -----------------------------------
                                         Print Name: Ellen Dodel
                                                     ---------------------------
                                         Title: Vice President
                                                --------------------------------

                                         CITIZENS BANK OF PENNSYLVANIA,
                                         as Agent and as a Bank

                                         By: /s/ Devon Starks
                                             -----------------------------------
                                         Print Name: Devon Starks
                                                     ---------------------------
                                         Title: Vice President
                                                --------------------------------